Exhibit 99.1

OneSpan Reports Results for First Quarter 2019; Reiterates Full Year 2019 Guidance

First Quarter Financial Results

•	Total revenue grew 5% year-over-year to $47.6 million
•	Adjusted EBITDA of $(2.2) million[1]
•	GAAP loss per share of $0.14
•	Non-GAAP loss per share of $0.07[1]

CHICAGO, May 7, 2019 – OneSpan Inc. (NASDAQ: OSPN), a global leader in software for trusted identities, e-signatures and secure transactions, today reported financial results for the first quarter ended March 31, 2019.

“First quarter revenue met our plan with a robust contribution from hardware authentication as European financial institutions prepare for PSD2 compliance by September of this year,” stated OneSpan CEO, Scott Clements. “Hardware orders in the quarter were more than double the same period of 2018 and we now expect hardware revenue to grow modestly for the full-year. Subscription revenues also grew strongly, increasing 77% above first quarter 2018. Software license revenue declined as expected after a very strong first quarter of 2018 and as our e-signature sales shift from licenses toward subscriptions. Revenue mix in the quarter negatively impacted margins. We expect profitability to improve over the course of 2019 on higher revenues and increasing contribution from software and services.”

First Quarter 2019 Financial Highlights

•	Revenue for the first quarter of 2019 was $47.6 million, an increase of 5% from $45.4 million for the first quarter of 2018.
•

Gross Profit for the first quarter of 2019 was $31.6 million, compared to $34.7 million for the first quarter of 2018. Gross margin for the first quarter of 2019 was 66%, compared to 65% in fourth quarter 2018 and 76% for the first quarter of 2018 due to strong software license revenues.

•	GAAP operating loss for the first quarter of 2019 was $5.5 million, compared to GAAP operating income of $1.6 million for the first quarter of 2018.
•	Adjusted EBITDA for the first quarter 2019 was $(2.2) million, compared to $6.1 million for the first quarter of 2018.
•	GAAP net loss for the first quarter of 2019 was $5.7 million, or $0.14 per diluted share, compared to GAAP net income of $1.8 million, or $0.04 per diluted share for the first quarter of 2018.
•

Non-GAAP net loss for the first quarter of 2019 was $2.9 million, or $0.07 per diluted share, compared to Non-GAAP net income of $4.6 million, or $0.12 per diluted share for the first quarter of 2018.[1]

•	Cash, cash equivalents and short-term investments at March 31, 2019 totaled $95.3 million compared to $99.5 million and $166.4 million at December 31, 2018 and March 31, 2018, respectively.

1      An explanation of the use of non-GAAP measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

Recent Business Highlights

•

OneSpan continues to see momentum in its expanding portfolio of Trusted Identity (TID) solutions with several customers using TID today to stop fraud, with a growing number of customer pilots, and with an expanding pipeline of global opportunities with small and large customers consistent with our expectations for 2019.

•	The company’s recurring revenue which includes subscription and maintenance, grew 36% year-over-year and accounted for a record 31% of total revenue in the first quarter.

•

During the first quarter OneSpan officially launched its new Risk Analytics solution which uses machine learning to help financial institutions evaluate transaction and customer risk in real-time in order to support step-up authentication use cases and identify evolving attack vectors better than older static rules-based approaches. This solution also helps organizations comply with GDPR requirements for protecting the personal data and privacy of EU citizens.

•

The company plans to launch the initial version of its Secure Agreement Automation solution during the second quarter. This offering combines identity verification, eSignature, and security capabilities into an integrated solution designed to improve the customer experience in digital account opening and bring down the very high customer abandonment rates which can exceed 65%. This solution builds on technologies included in OneSpan’s acquisition of Dealflo in 2018.

•

OneSpan also plans to release in the second quarter its new Qualified Electronic Signature (QES) capability designed to help European financial services customers comply with the complex eIDAS QES requirements in a scalable, cost-effective manner. This will enable OneSpan to efficiently deliver all three eIDAS signature types in its cloud platform.

•

OneSpan has nominated two candidates for election to its Board of Directors who are from the technology and financial services sectors. Marc Boroditsky is Senior Vice President of Sales at Twilio Inc., and formerly President and COO of Authy prior to its acquisition by Twilio Inc. He has significant commercial and product experience in cloud and cybersecurity technologies. Dr. Marc Zenner is former managing director and global co-head of Corporate Finance Advisory at J.P. Morgan. He has extensive investment banking and capital markets experience. These nominees are standing for election at the Annual Shareholder Meeting in June.

Outlook for Full Year 2019

•	Revenue is expected to be in the range of $229 million to $237 million.
•	Adjusted EBITDA is expected to be in the range of $22 million to $27 million.

Conference Call Details

In conjunction with this announcement, OneSpan Inc. will host a conference call today, May 7, 2019, at 4:30 p.m. EDT/22:30 CEST. During the conference call, Mr. Scott Clements, CEO, and Mr. Mark Hoyt, CFO, will discuss OneSpan’s results for the first quarter 2019.

To access the conference call, dial 866-354-0181 for the U.S. or Canada and 1-409-217-8086 for international callers. The conference ID number is 4546358.

The conference call is also available in listen-only mode at investors.onespan.com. The recorded version of the conference call will be available on the OneSpan website as soon as possible following the call and will be available for replay for approximately one year.

About OneSpan

OneSpan enables financial institutions and other organizations to succeed by making bold advances in their digital transformation. We do this by establishing trust in people’s identities, the devices they use, and the transactions that shape their lives. We believe that this is the foundation of enhanced business enablement and growth. More than 10,000 customers, including over half of the top 100 global banks, rely on OneSpan solutions to protect their most important relationships and business processes. From digital onboarding to fraud mitigation to workflow management, OneSpan’s unified, open platform reduces costs, accelerates customer acquisition, and increases customer satisfaction. Learn more about OneSpan at OneSpan.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. Securities laws, including statements regarding the potential benefits, performance, and functionality of our products and solutions, including future offerings; our expectations, beliefs, plans, operations and strategies relating to our business and the future of our business; our acquisitions to date and our strategy related to future acquisitions; and our expectations regarding our financial performance in the future. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", expect", "intend", and statements that an event or result "may", "will", "should", "could", or "might" occur or be achieved and any other similar expressions. The forward-looking statements include, but are not limited to, our financial outlook for 2019, and the information included under the caption “Outlook for Full Year 2019”. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: market acceptance of our products and solutions and competitors’ offerings; the potential effects of technological changes; our ability to effectively identify, purchase and integrate acquisitions; the execution of our transformative strategy on a global scale; the increasing frequency and sophistication of hacking attacks; claims that we have infringed the intellectual property rights of others; changes in customer requirements; price competitive bidding; changing laws, government regulations or policies; pressures on price levels; investments in new products or businesses that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; exposure to increased economic and operational uncertainties from operating a global business as well as those factors set forth in our Form 10-K (and other forms) filed with the Securities and Exchange Commission. In particular, we direct you to the risk factors contained under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K. Our SEC filings and other important information can be found on the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist, or changes in our expectations after the date of this press release.

Information regarding the names of OneSpan’s directors, director nominees and executive officers is set forth in OneSpan’s proxy statement for the 2019 Annual Meeting of Shareholders on June 12, 2019 filed with the U.S. Securities and Exchange Commission on April 26, 2019 (www.sec.gov) and available on our website at investors.onespan.com.

OneSpan Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2019	2018
Revenue
Product and license	$31,861	$33,494
Services and other	15,747	11,938
Total revenue	47,608	45,432

Cost of goods sold
Product and license	11,316	8,185
Services and other	4,723	2,550
Total cost of goods sold	16,039	10,735

Gross profit	31,569	34,697

Operating costs
Sales and marketing	14,383	14,277
Research and development	10,495	5,797
General and administrative	9,870	10,774
Amortization of intangible assets	2,348	2,201
Total operating costs	37,096	33,049

Operating income (loss)	(5,527)	1,648

Interest income, net	135	393
Other income (expense), net	(551)	380

Income (loss) before income taxes	(5,943)	2,421
Provision (benefit) for income taxes	(272)	629

Net income (loss)	$(5,671)	$1,792

Net income (loss) per share
Basic	$(0.14)	$0.04
Diluted	$(0.14)	$0.04

Weighted average common shares outstanding
Basic	40,036	39,910
Diluted	40,036	40,059

OneSpan Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash and equivalents	$69,907	$76,708
Short term investments	25,363	22,789
Accounts receivable, net of allowances of $1,339 in 2019 and $1,152 in 2018	59,084	59,631
Inventories, net	15,241	14,428
Prepaid expenses	5,720	4,733
Contract assets	4,672	7,962
Other current assets	6,731	5,705
Total current assets	186,718	191,956
Property and equipment:
Furniture and fixtures	7,688	7,613
Office equipment	11,077	11,059
Total Property and equipment:	18,765	18,672
Accumulated depreciation	(12,886)	(12,422)
Property and equipment, net	5,879	6,250
Operating lease right-of-use assets	8,768	—
Goodwill	92,730	91,841
Intangible assets, net of accumulated amortization	43,436	45,462
Deferred income taxes	5,581	5,601
Contract assets - non-current	4,027	3,316
Other assets	8,340	8,400
Total assets	$355,479	$352,826
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,957	$7,202
Deferred revenue	33,356	33,633
Accrued wages and payroll taxes	10,443	13,932
Short-term income taxes payable	3,429	6,905
Other accrued expenses	9,931	9,323
Deferred compensation	1,235	1,362
Total current liabilities	73,351	72,357
Long-term deferred revenue	10,428	10,672
Lease liability long term	7,852	—
Other long-term liabilities	5,605	7,075
Long-term income taxes payable	7,617	7,620
Deferred income taxes	2,668	2,661
Total liabilities	107,521	100,385
Stockholders' equity
Preferred stock: 500 shares authorized, none issued and outstanding at December 31, 2019 and 2018	—	—
Common stock: $.001 par value per share, 75,000 shares authorized; 40,215 and 40,225 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	40	40
Additional paid-in capital	93,644	93,310
Accumulated income	166,707	172,378
Accumulated other comprehensive loss	(12,433)	(13,287)
Total stockholders' equity	247,958	252,441
Total liabilities and stockholders' equity	$355,479	$352,826

OneSpan Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(5,671)	$1,792
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operations:
Depreciation and amortization	2,862	2,747
Deferred tax expense (benefit)	(4)	(9)
Stock-based compensation	552	800
Accounts receivable, net	79	14,185
Inventories, net	(813)	535
Contract assets	2,578	(4,195)
Accounts payable	7,797	(3,360)
Income taxes payable	(3,491)	(3,012)
Accrued expenses	(5,560)	(821)
Deferred compensation	(126)	(1,258)
Deferred revenue	(455)	3,424
Other assets and liabilities	(1,485)	(1,102)
Net cash provided by (used in) operating activities	(3,737)	9,726

Cash flows from investing activities:
Purchase of short term investments	(4,475)	—
Maturities of short term investments	2,000	40,000
Additions to property and equipment	(176)	(2,296)
Net cash provided by (used in) investing activities	(2,651)	37,704

Cash flows from financing activities:
Tax payments for restricted stock issuances	(218)	(179)
Net cash used in financing activities	(218)	(179)

Effect of exchange rate changes on cash	(195)	572

Net increase (decrease) in cash	(6,801)	47,823
Cash, cash equivalents, and restricted cash, beginning of period	77,555	78,661
Cash, cash equivalents, and restricted cash, end of period	$70,754	$126,484

Revenue by major products and services  (in thousands, unaudited):

	Three Months Ended March 31,
	2019	2018
Hardware products	$24,290	$17,491
Software licenses	7,571	16,003
Subscription	5,251	2,970
Professional services	809	964
Maintenance, support and other	9,686	8,004
Total Revenue	$47,608	$45,432

Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP operating metrics, namely Adjusted EBITDA, non-GAAP Net Income and non-GAAP diluted EPS. Our management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. We believe these non-GAAP operating metrics provide additional tools for investors to use to compare our business with other companies in the industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment. Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, long-term incentive compensation,  and certain other non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and accruals for legal contingencies. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation, lease exit costs, reversal of a prior period legal contingency accrual), or deal with the structure or financing of the business (e.g., interest, acquisition related costs, rebranding costs) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of these items.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands, unaudited)

	Three months ended
	March 31,
	2019	2018
Net income (loss)	$(5,671)	$1,792
Interest income, net	(135)	(393)
Provision (benefit) for income taxes	(272)	629
Depreciation and amortization of intangible assets	2,862	2,747
Long-term incentive compensation	1,055	1,352
Adjusted EBITDA	$(2,161)	$6,127

Non-GAAP Net Income (Loss) & Non-GAAP Diluted EPS

We define non-GAAP net income (loss) and non-GAAP diluted EPS, as net income (loss) or EPS before the consideration of long-term incentive compensation expenses, the amortization of intangible assets, and certain other non-recurring items. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult. We exclude amortization of intangible assets as we believe the amount of such expense in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down.

We exclude certain other non-recurring items including impacts of tax reform, acquisition related costs, rebranding costs, lease exit costs, and reserves for certain legal contingencies as these items are unrelated to the operations of our core business. By excluding these items, we are better able to compare the operating results of our underlying core business from one reporting period to the next.

We make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)

(in thousands, unaudited)

	Three months ended
	March 31,
	2019	2018
Net income (loss)	$(5,671)	$1,792
Long-term incentive compensation	1,055	1,352
Amortization of intangible assets	2,348	2,201
Tax impact of adjustments*	(681)	(711)
Non-GAAP net income (loss)	$(2,949)	$4,634

Non-GAAP net income (loss) per share	$(0.07)	$0.12

Weighted average number of shares used to compute Non-GAAP diluted earnings per share	40,036	40,059

*The tax impact of adjustments is calculated as 20% of the adjustments in all periods.

Copyright© 2019 OneSpan North America Inc., all rights reserved. OneSpan™, the “O” logo, “BE BOLD. BE SECURE.”™, and DEALFLO™ are registered or unregistered trademarks of OneSpan North America Inc. or its affiliates in the U.S. and other countries. Any other trademarks cited herein are the property of their respective owners.

Investor contact:

Joe Maxa

M: +1-612‑247‑8592

O: +1-312-766-4009
joe.maxa@onespan.com